                                                                     EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 8, 1996 (except with respect to the matter discussed in Note 3, as to which the date is March 7, 1996), included in the Annual Report of Tenneco Inc. on Form 10-K, as amended, for the year ended December 31, 1995, into the following Registration Statements previously filed with the Securities and Exchange Commission:

 REGISTRATION NO. FORM                   SECURITIES REGISTERED
 ---------------- ----                   ---------------------
 2-78521          S-8  Common Stock, par value $5 per share, of Tenneco Inc.
                        (formerly Tenneco Holdings, Inc.) ("Common Stock")
                        issuable under the 1981 Tenneco Inc. Key Employee Stock
                        Option Plan.
 33-46579         S-8  5,000,000 shares of Common Stock of Tenneco Inc. offered in connection with the Tenneco Inc. 1992 Employee Stock
                        Purchase Plan.
 33-61135         S-8  8,400,000 shares of Common Stock of Tenneco Inc. offered in connection with the 1994 Tenneco Inc. Stock
                        Ownership Plan.
 33-52595         S-3  1,000,000 shares of Common Stock of Tenneco Inc. offered in connection with the Dividend Reinvestment and Stock
                        Purchase Plan, as amended by Post-Effective Amendment
                        No. 1 dated February 10, 1995 in which the Plan was
                        made available to investors as a direct purchase plan.
 33-61133         S-8  Packaging Corporation of America 401(k) Savings Plan,
                        contributions thereunder and Common Stock of Tenneco
                        Inc. offered thereunder.
 33-61129         S-8  Newport News Shipbuilding Savings (401(k)) Plan for
                        Union Eligible Employees, contributions thereunder and
                        Common Stock of Tenneco Inc. offered thereunder.
 33-61127         S-8  Tenneco Automotive Hourly Employees Savings Plan,
                        contributions thereunder and Common Stock of Tenneco
                        Inc. offered thereunder.
 33-64797         S-3  $900,000,000 aggregate principal amount of Debt
                        Securities of Tenneco Inc. offered pursuant to Rule 415
                        of the General Rules and Regulations under the
                        Securities Act of 1933, as amended (of which
                        $500,000,000 has been issued).
 33-55622         S-3  2,800,000 shares of Common Stock of Tenneco Inc. offered to the trustee of the Tenneco Inc. General Employee
                        Benefit Trust.
 33-61137         S-8  Tenneco Inc. Thrift Plan, contributions thereunder and
                        Common Stock of Tenneco Inc. offered thereunder.

                                          Arthur Andersen LLP

Houston, Texas

August 27, 1996